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                                                                    Exhibit 10.2

                EXECUTIVE DEFERRED COMPENSATION AGREEMENT BETWEEN
                PEMCO AVIATION GROUP, INC. AND RONALD A. ARAMINI

THIS AGREEMENT, hereby made and entered into this the 3rd day of May, 2002, is between Pemco Aviation Group, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and Ronald A. Aramini ("Executive"). For tax purposes and for purposes of Title I of ERISA, this Agreement is an unfunded arrangement maintained for the purpose of providing deferred compensation to Executive, who is a member of a select group of management or highly compensated employees of the Company.

                             ARTICLE I: DEFINITIONS

     The following terms, when used anywhere in this Agreement, shall have the respective meanings prescribed below in this Article I, unless the context clearly indicates otherwise:

Section 1.01. Beneficiary. "Beneficiary" means the person designated by
              -----------
Executive in accordance with and for the purposes of Section 3.02.

Section 1.02. Board. "Board" means the Company's board of directors.
              -----

Section 1.03. Cause. "Cause" means that the Company has cause to terminate
              -----
Executive's Employment because the Company has determined in its good faith judgment that Executive (i) has engaged in willful misconduct or breach of fiduciary duty involving personal profit, (ii) has engaged in willful or repeated failure to substantially perform the duties or obligations of his Employment (other than due to physical or mental impairment), (iii) has been convicted of, or has plead guilty or nolo contendere to, a felony, or (iv) has engaged in a material breach of any of the covenants set forth in Sections 9(a) or (c) of the Employment Agreement. The Company shall have the right to terminate Executive's Employment at any time with or without Cause.

Section 1.04. Change of Control. "Change of Control" means a change of control
              -----------------
that occurs if:

     (a) the individuals who, as of December 1, 1999, constitute the Board (hereinafter referred to as the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 1, 1999 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such an individual were a member of the Incumbent Board; or

     (b) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than any such individual, entity or group which includes a member of the Incumbent Board, acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (hereinafter referred to as "Voting Power"); or

     (c) consummation of a merger or consolidation involving the Company, or a sale or disposition of all or substantially all of the Company's assets, or a plan of liquidation or dissolution of the Company, other than (i) a merger or consolidation in which the holders of the

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voting securities of the Company outstanding immediately prior to the merger or consolidation hold at least a majority of the Voting Power of the surviving corporation immediately after such merger or consolidation, (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) by which no person, other than any individual, entity or group which includes a member of the Incumbent Board, acquires more than 50% of the Voting Power of the Company, or (iii) a merger or consolidation in which the Company is the surviving corporation and such transaction was determined not to be a Change of Control, which transaction and determination was approved by a majority of the Board in actions taken prior to, and with respect to, such transaction.

Section 1.05. Claimant. "Claimant" means any person who applies for any payment
              --------
under this Agreement.

Section 1.06. Claims Reviewer. "Claims Reviewer" means the Company.
              ---------------

Section 1.07. Code. "Code" means the Internal Revenue Code of 1986, as amended
              ----
or replaced from time to time.

Section 1.08. Company. "Company" means Pemco Aviation Group, Inc.
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Section 1.09. Employment. "Employment" means Executive's employment with the
              ----------
Company in accordance with the terms and provisions of the Employment Agreement.

Section 1.10. Employment Agreement. "Employment Agreement" means the Amended and
              --------------------
Restated Employment Agreement by and between the Company and the Executive dated as of January 1, 2000, as it may be amended from time to time and any successor agreement thereto.

Section 1.11. ERISA. "ERISA" means the Employee Retirement Income Security Act
              -----
of 1974, as amended or replaced from time to time.

Section 1.12. Good Reason. "Good Reason" means the occurrence of any of the
              -----------
following, without the express written consent of Executive, after the occurrence of a Change of Control:

     (a) the assignment to Executive of any duties inconsistent in any material adverse respect with Executive's position, authority or responsibilities as set forth in Section 3 of the Employment Agreement, or any other material adverse change in such position, including titles, authority or responsibilities;

     (b) any failure by the Company to comply with any of the provisions of
Section 5 of the Employment Agreement, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by Executive; or

     (c) the Company's requiring Executive to be based, or to perform a substantial portion of his duties with the Company, at any office or location more than 20 miles from that location at which he performed his services specified under the provisions of Section 3 of the Employment Agreement immediately prior to the date of the Change of Control, except for travel reasonably required in the performance of Executive's responsibilities.

Section 1.13. Trust. "Trust" means the trust agreement which is attached hereto
              -----
as ATTACHMENT ONE, the terms and provisions of which are incorporated herein by reference. The Trust shall be established in the form commonly known as a "rabbi trust" and shall conform to the terms of a model trust as described by the Internal Revenue Service in Revenue Procedure 92-64. The Trust shall be irrevocable and shall be established by the Company in order to provide itself with a source of funds to assist it in meeting its payment obligations hereunder.

Section 1.14. Trust Balance. "Trust Balance" means the total cash amount and/or
              -------------
property held by the Trustee in the Trust on any date as of which the Trust asset(s) is/are required to be determined under this Agreement.

Section 1.15. Trustee. "Trustee" means the person or entity named as trustee of
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the Trust pursuant to the provisions thereof.

Section 1.16. Window Period. "Window Period" means the 9-month period commencing
              -------------
upon the date of a Change of Control.

             ARTICLE II: TRUST CONTRIBUTIONS AND INVESTMENT THEREOF

Section 2.01. Initial Contribution. Within the 5-day period that immediately
              --------------------
follows the date first above written, the Company shall remit the lump sum amount of $562,140.00 in cash to the Trustee to be held in the Trust by the Trustee and to be invested by the Trustee under the terms of the Trust; however, the payment required under this Section 2.01 shall be subject to the provisions of Section 2.03(a).

Section 2.02. Calendar Year Contributions. In accordance with the immediately
              ---------------------------
following schedule (but subject to the applicable provisions of Section 2.03), the Company shall remit calendar year lump sum contributions in cash to the Trustee to be held in the Trust by the Trustee and to be invested by the Trustee under the terms of the Trust:

                Lump Sum
Calendar Year   Contribution   Lump Sum Contribution Remittance Period
-------------   ------------   ---------------------------------------
     2002       $287,820.00    January 1, 2003 through January 5, 2003

     2003       $308,560.00    January 1, 2004 through January 5, 2004

     2004       $296,000.00    January 1, 2005 through January 5, 2005

     2005       $324,240.00    January 1, 2006 through January 5, 2006

The foregoing schedule was derived by the parties on the basis of the assumptions and the objective summarized in ATTACHMENT TWO, which is attached hereto; however, the terms and provisions of this Agreement (not ATTACHMENT TWO) shall govern all matters related to the Trust and/or to this Agreement, including, but not limited to, contributions to the Trust.

Section 2.03. Contributions Upon Termination Of Employment. Upon the termination
              --------------------------------------------
of Executive's Employment on or after the date first above written and prior to the close of business on December 31, 2005, the Company's Trust contribution obligations under Sections 2.01 and 2.02 also shall be subject to the provisions of the immediately following Paragraphs (a)-(d).

     (a) Initial Contribution. If the Company lump sum contribution in cash
         --------------------
required under Section 2.01 has not been remitted to the Trustee on or before Executive's Employment termination date, such contribution shall nevertheless be made within the 5-day period prescribed by Section 2.01.

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     (b) Calendar Year Contributions. If Executive's Employment continues until
         ---------------------------
the close of business on the December 31 that precedes a lump sum contribution remittance period under Section 2.02, then the Company shall make its lump sum cash contribution under Section 2.02 during such contribution remittance period. If Executive's Employment does not continue until the close of business on the December 31 that precedes a lump sum contribution remittance period under
Section 2.02, then the Company, within the 5-day period immediately following Executive's Employment termination date, shall remit to the Trustee a lump sum Trust contribution in cash equal to (i) the amount of the Trust contribution specified by Section 2.02 for the calendar year in which falls said Employment termination date, multiplied by (ii) a fraction, the numerator of which shall equal the number of days of Employment during such calendar year and the denominator of which shall equal 365.

     (c) Termination Without Cause. If Executive's Employment is terminated by
         -------------------------
the Company without Cause, the Company shall, within the 5-day period immediately following Executive's Employment termination date, remit to the Trustee a lump sum Trust contribution amount in cash equal to the lesser of (i) the total amount of all Trust contributions that would have been made under
Article II had Employment continued on and after the Employment termination date through December 31, 2005, or (ii) the total amount of all Trust contributions that would have been made under Article II had Employment continued on and after the Employment termination date for a 730-day period. To the extent that contribution(s) are remitted to the Trustee in accordance with this Paragraph
(c), such contribution(s) shall satisfy the Company's Trust contribution obligations under this Agreement and effectuate a release of the Company from such Trust contribution obligations. Notwithstanding any provision(s) of this Agreement to the contrary and upon the termination of Executive's Employment with Cause, the Company shall be released and discharged from its Trust contribution obligations hereunder.

     (d) Change Of Control. If Executive voluntarily terminates his Employment
         -----------------
for Good Reason within the Window Period, the Company shall, within the 5-day period immediately following Executive's Employment termination date, remit to the Trustee a lump sum Trust contribution amount in cash equal to the lesser of
(i) the total amount of all Trust contributions that would have been made under
Article II had Employment continued on and after the Employment termination date through December 31, 2005, or (ii) the total amount of all Trust contributions that would have been made under Article II had Employment continued on and after the Employment termination date for a 730-day period. To the extent that contribution(s) are remitted to the Trustee in accordance with this Paragraph
(d), such contribution(s) shall satisfy the Company's Trust contribution obligations under this Agreement and effectuate a release of the Company from such Trust contribution obligations.

Section 2.04. Forfeiture Upon Termination For Cause. If Executive's Employment
              -------------------------------------
is terminated by the Company for Cause, (i) neither Executive nor his designated Beneficiary shall be entitled to any payment of the Trust Balance under Article III of this Agreement, (ii) the Trust shall terminate, and (iii) the entire Trust Balance shall revert to the Company upon the termination of the Trust.

Section 2.05. Tax Payments And Contributions. To the extent permitted and/or
              ------------------------------
required by applicable laws or regulations, the Company (not the Trustee) shall timely and directly pay any and all tax(es) upon the Trust, including, but not limited to, any tax(es) upon the assets held in the Trust and/or upon any income received by the Trust. To the extent that any such tax, under applicable laws or regulations, must be paid from the Trust, the Company shall, within the 5-day period immediately following such a tax payment from the Trust, remit a lump sum Trust contribution in cash to the Trustee that is equal to the total amount of such tax payment.

Section 2.06. Trust Asset Report. In accordance with the reasonable request(s)
              ------------------
of Executive made on or after the date first above written and prior to the close of business on December 31, 2005, the Company (or the Trustee at the Company's direction) shall provide one or more written report(s) to

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Executive that provide an itemization and valuation of the assets held in the
Trust as of the date on which such report is provided to Executive.

                   ARTICLE III: DISTRIBUTION OF TRUST BALANCE

Section 3.01. Distribution To Executive. Following the Company's payment of any
              -------------------------
remaining Trust contributions that are due to be made under Article II, the entire Trust Balance shall be distributed to Executive as soon as is administratively practicable following the termination of his Employment (but no earlier than the 31st day immediately following such Employment termination and no later than the 45th day immediately following such Employment termination).

     (a) Property Distribution. With respect to each type or class of non-cash
         ---------------------
property held in the Trust on or after Executive's date of Employment termination, Executive shall have the right to elect in writing to receive the distribution of all or part of such property. To the extent that Executive has not so elected to receive distribution of all or part of such property by the 30th day immediately following his date of Employment termination, all such property shall be liquidated by the Trustee and the cash liquidation amount thereof shall be distributed in accordance with this Section 3.01.

     (b) Trust Asset Report. In accordance with the reasonable request(s) of
         ------------------
Executive made after his date of Employment termination, the Company (or the Trustee at the Company's direction) shall provide one or more written report(s) to Executive that provide an itemization and valuation of the assets held in the Trust as of the date on which such report is provided to Executive.

Section 3.02. Distribution To Beneficiary. If Executive dies prior to receiving
              ---------------------------
payment of the entire Trust Balance in accordance with Section 3.01, then such Trust Balance shall be paid to Executive's designated Beneficiary (or such Beneficiary's estate or Executive's estate, if applicable) in accordance with the immediately following Paragraphs (a)-(c).

     (a) Beneficiary Designation And Payment. Executive may designate in writing
         -----------------------------------
one (1) Beneficiary. Executive may revoke and/or change his written Beneficiary designation at any time; provided, however, that a Beneficiary designation automatically shall be revoked when the designated Beneficiary predeceases Executive. If there is an effective Beneficiary designation and payment is due to be made to the Beneficiary hereunder, then any non-cash assets held in the Trust shall be liquidated by the Trustee and the entire Trust Balance shall be paid in cash to the Beneficiary as soon as is administratively practicable following the Company's payment of any remaining Trust contributions that are due to be made under Article II (but no later than the 60th day immediately following Executive's date of death).

     (b) Payment To Estate. If there is no effective Beneficiary designation
         -----------------
upon Executive's death prior to receiving payment of the entire Trust Balance under Section 3.01, then any non-cash assets held in the Trust shall be liquidated by the Trustee and the entire Trust Balance shall be paid to Executive's estate as soon as is administratively practicable following the Company's payment of any remaining Trust contributions that are due to be made under Article II (but no later than the 60th day immediately following Executive's date of death). If both Executive and his Beneficiary die and it is not possible through the exercise of reasonable diligence to determine whether the Beneficiary predeceased Executive, then any non-cash assets held in the Trust shall be liquidated by the Trustee and the entire Trust Balance shall be paid to the Beneficiary's estate in cash as soon as is administratively practicable following the Company's payment of any remaining Trust contributions that are due to be made under Article II (but no later than the 60th day immediately following the Beneficiary's date of death).

     (c) Minor Beneficiary. In the event a payment is to be made hereunder to a
         -----------------
minor

Beneficiary, then the Claims Reviewer may direct that such distribution be paid to a custodian for such minor's benefit under the applicable Uniform Transfer to Minors Act, said custodian being the person so designated in Executive's will or, if none, designated by the personal representative of Executive's estate.

Section 3.03. Application For Payment. A Claimant shall apply in writing to the
              -----------------------
Claims Reviewer for the payment of any amount under this Agreement.

     (a) Submission Of Additional Information. The Claims Reviewer may require
         ------------------------------------
any Claimant to furnish such information as may reasonably be needed by the Claims Reviewer to process the Claimant's application and reach a decision upon such application.

     (b) Written Notice. Within 10 days of receipt of the Claimant's application
         --------------
for a payment under this Agreement, if the Claims Reviewer renders an adverse determination with respect to all or part of the application, the Claims Reviewer shall furnish a written notice to the Claimant setting forth (i) the specific reason(s) for such adverse determination with specific reference to pertinent provisions of this Agreement and/or Trust provisions on which the denial is based, (ii) an explanation of the procedures for review of such adverse determination under Section 3.04 and the time limits applicable to such procedures (including a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination upon review under Section 3.04), and (iii) a description of any additional material or information necessary for the Claimant to perfect the application for the payment and an explanation of why such material or information is necessary.

Section 3.04. Review Of Adverse Determination. Within 60 days of the Claimant's
              -------------------------------
receipt of an adverse determination under Section 3.03 as to the Claimant's application for payment hereunder, the Claimant may request that the Claims Reviewer review such adverse determination under this Section 3.04.

     (a) Document Inspection And Scope Of Review. In conducting a review
         ---------------------------------------
requested under this Section 3.04, the Claims Reviewer shall allow the Claimant the opportunity to submit written comments, documents, records, and other information relating to the application for payment hereunder, and the Claims Reviewer shall take into account all comments, documents, records, and other information submitted by the Claimant relating to such application, regardless of whether such information was submitted or considered in making the initial determination on such application under Section 3.03. Upon request and free of charge, the Claimant shall be provided reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's application for payment hereunder, provided that a document, record, or other information shall be considered "relevant" to such application if such document, record, or other information (i) was relied upon in making the adverse determination, (ii) was submitted, considered, or generated in the course of making the adverse determination, without regard to whether such document, record, or other information was relied upon in making such determination, or (iii) demonstrates compliance with the third sentence of Section 4.01 in making the adverse determination.

     (b) Written Decision. To the extent the Claims Reviewer makes an adverse
         ----------------
determination under this Section 3.04 with respect to the Claimant's application for payment hereunder, the Claims Reviewer, not later than 10 days after the request for review is received, shall render a written decision and furnish a copy of the decision to the Claimant. The Claims Reviewer's decision shall be written in a manner calculated to be understood by the Claimant, include specific reason(s) for such adverse determination and specific references to the pertinent provisions of this Agreement and/or the Trust upon which such adverse determination is based, and contain a statement of the Claimant's right to bring a civil action under ERISA Section 502(a). Such decision also shall contain a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's application for payment hereunder, provided that a document, record, or other information shall be considered "relevant" to such application if such document, record, or other information (i) was relied upon in making the adverse determination, (ii) was submitted, considered, or generated in the course of making the adverse determination, without regard to whether such document, record, or other information was relied upon in making such determination, or (iii) demonstrates compliance with the third sentence of Section 4.01 in making the adverse determination.

Section 3.05. Interest. If payment of all or part of the Trust Balance is not
              --------
made on or before the latest date on which payment thereof is due to be made under Article III, then such unpaid amount shall bear interest from the latest date by which it was due to be paid under Article III through the date payment actually is made. The interest rate for the purposes of this Section 3.05 shall be two percent (2%) above the rate of interest designated by AmSouth Bank (or its successor) from time to time as its "prime rate."

Section 3.06. Receipt And Release For Payments. Any payment to the Executive,
              --------------------------------
his Beneficiary, or a legal representative, guardian, or committee appointed for Executive or his Beneficiary in accordance with the provisions of this Agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Company, and the Claims Reviewer. A payee, as a condition precedent to such payment, may be required to execute a receipt and release of the Trustee, the Company, and the Claims Reviewer in such form as shall be determined by the Trustee, the Company, and the Claims Reviewer in their reasonable discretion.

Section 3.07. Code Sections 280G And 4999. To the extent that Executive or his
              ---------------------------
Beneficiary (or Executive's estate or the Beneficiary's estate, as applicable) with respect to any payment of the Trust Balance under Article III will be obligated to pay any tax(es) under Code Sections 280G and 4999 and/or under any other federal, state, or local laws or regulations (other than such laws or regulations pertaining to income taxes, estate taxes, and/or gift taxes), then the Company, at the time of such payment of the Trust Balance, shall pay to the Trust Balance recipient a lump sum contribution in cash sufficient to satisfy all such tax(es) and to satisfy any income taxes due from such recipient solely with respect to the lump sum payment made under this Section 3.07. For the purposes of this Section 3.07, tax liability under Code Sections 280G and 4999 shall be determined by allocating the "base amount" computed under Code Section 280G to the total payment(s) of the Trust Balance under Article III (the portion of the base amount so allocated shall be an amount which bears the same ratio to the base amount as the present value of such total Trust Balance payment(s) bears to the aggregate present value of all "parachute payments" under Code
Section 280G). A lump sum payment due to be made to Executive or his Beneficiary (or Executive's estate or the Beneficiary's estate, as applicable) under this
Section 3.07 shall be computed in accordance with the Code, applicable regulations issued under the Code, any applicable guidelines issued by the Internal Revenue Service, and any other applicable laws or regulations.

                           ARTICLE IV: ADMINISTRATION

Section 4.01. Powers And Duties Of The Company. The Company shall administer and
              --------------------------------
manage the operation of this Agreement in accordance with its terms and shall take such action as is necessary or appropriate to accomplish the Company's duties under this Agreement, including, but not limited to, the powers (i) to appoint attorneys, accountants, investment managers, agents, advisers, and other specialists and their agents incident to the exercise of its duties under the Agreement and (ii) to maintain all necessary records for the administration of the Agreement. Notwithstanding the foregoing provisions of this Section 4.01, the Company's exercise of its powers and fulfillment of its duties and responsibilities hereunder shall be subject to the terms and provisions of the Trust and to the duties and responsibilities assigned hereunder to the Claims Reviewer. The Company shall establish administrative processes and safeguards designed to ensure and to verify that determinations on Claimant applications for payment hereunder are made in accordance with this Agreement, and Sections 3.03 and 3.04 shall not be administered in a way that unduly inhibits or hampers the initiation or processing of Claimant applications for payment hereunder. The Company shall be responsible for preparing and distributing all benefit payment application forms, election forms, election change forms, Beneficiary designation forms, and all other administrative forms and materials necessary for the administration and operation of the terms and provisions of this Agreement.

Section 4.02. Payment Of Expenses And Fees. Notwithstanding any provision(s) of
              ----------------------------
this Agreement and/or the Trust to the contrary, (i) all expenses of administration of this Agreement, (ii) all expenses of administration of the Trust, and (iii) all Trustee fees and expenses and other expenses related to the Trust shall be solely and directly paid by the Company. Such expenses and fees shall include any expenses and fees incident to the Company's and/or Trustee's performance of its duties and responsibilities under this Agreement and/or the Trust, or any person or persons retained or appointed by the Company or the Trustee incident to the exercise of duties under this Agreement and/or the Trust, including, but not limited to, fees of accountants, counsel, investment managers, agents, advisers, and other specialists and their agents and other costs of administering this Agreement and/or the Trust.

Section 4.03. Amendment. This Agreement may be amended as provided by the
              ---------
immediately following Paragraphs (a)-(d).

     (a) By Agreement Of The Parties. This Agreement may be amended by the
         ---------------------------
Company at any time, provided that such an amendment shall be void and without effect unless Executive specifically has consented in writing to such amendment in advance of the effective date thereof.

     (b) Unilateral Amendment. This Agreement unilaterally may be amended by the
         --------------------
Company, either retroactively or prospectively, solely for the purpose of ensuring this Agreement's compliance with applicable laws and regulations (including, but not limited to the Code, ERISA, and applicable regulations issued under the Code or ERISA) that govern the Agreement's status as an unfunded arrangement maintained for the purpose of providing deferred compensation to a member of a select group of management or highly compensated employees of the Company. If the Agreement is amended pursuant to this Paragraph
(b), Company shall provide notice to Executive of such amendment prior to the effective date thereof.

     (c) Amendment Procedure. The Board shall by resolution approve each
         -------------------
amendment to this Agreement made pursuant to either Section 4.03(a) or Section 4.03(b), and, on or after the date of such approval, direct that an approved amendment be executed by the appropriate officer of the Company. An amendment to this Agreement shall become effective as provided therein upon its execution. Unless otherwise provided by the terms of the Trust, no amendment to this Agreement shall be effective if it (i) authorizes or permits any part of the Trust to be used for or diverted to any purpose other than for the exclusive benefit of Executive or his Beneficiary, and/or (ii) causes any retroactive reduction in the amount of the Trust Balance. Any amendment which affects the rights, duties or responsibilities of the Trustee may only be made with the Trustee's written consent.

     (d) Trustee. The Company shall be responsible for providing to the Trustee
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a copy of any amendment to or restatement of this Agreement within ten (10) days after the adoption and execution of the same.

Section 4.04. Termination. This Agreement shall terminate as of the date the
              -----------
Trust is terminated in accordance with its terms and provisions. The Company shall be responsible for notifying the Trustee of its intent to terminate this Agreement (and the Trust established hereunder) at least forty-five (45) days in advance of the effective date of such termination.

                            ARTICLE V: MISCELLANEOUS

Section 5.01. Alienation. Except as otherwise provided by the terms of the
              ----------
Trust, no amount payable hereunder by the Trustee from the Trust and/or by the Company to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void.

Section 5.02. Applicable Law. This Agreement shall be construed and enforced
              --------------
according to the laws of the State of Delaware (other than laws respecting choice of law), except to the extent such laws are preempted by ERISA.

Section 5.03. Singular And Plural Forms. Whenever any words are used herein in
              -------------------------
the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

Section 5.04. Headings. The headings and subheadings of this Agreement have been
              --------
inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

Section 5.05. Severability. In case that any provision(s) of this Agreement
              ------------
shall be held illegal or invalid for any reason, including, without limitation, that it should be against public policy, such illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

Section 5.06. Successors. This Agreement may and shall be assigned or
              ----------
transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes of the "Company" under the terms of this Agreement. As used in this
Section 5.06, the term "successor" shall mean any person, firm, corporation or business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or the business of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations under this Agreement. Failure of the Company to obtain the agreement of any successor to be bound, directly or indirectly, by the terms of this Agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall require (i) the distribution of the Trust Balance under Article III as if Employment were terminated without Cause and (ii) payment by the Company of a lump sum amount equal to the total Trust contributions that would have been due under Article II had Employment continued until the close of business on December 31, 2005 (such lump sum shall be paid by the Company in accordance with the provisions of Article III, including but not limited to Sections 3.05 and 3.07, as if it were part of the Trust Balance and as if the Company were the Trustee). Except as herein provided, this Agreement may not otherwise be assigned by the Company (other than to a subsidiary or affiliate) without the prior written consent of Executive.

Section 5.07. Notices. All notices or other communications that are required or
              -------
permitted hereunder shall be given in writing in accordance with those Employment Agreement provisions that govern the giving of notices or other communications under the Employment Agreement.

Section 5.08. Waiver. No waiver by either party hereto at any time of any breach
              ------
by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

Section 5.09. Entire Agreement. No agreements or representations, oral or
              ----------------
otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

Section 5.10. Survival Of Rights And Obligations. The respective rights and
              ----------------------------------
obligations of the parties hereunder of this Agreement shall survive Executive's termination of Employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

Section 5.11. Validity. The invalidity or unenforceability of any provision or
              --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above on Page 1 hereof.

COMPANY:                                             EXECUTIVE:
PEMCO AVIATION GROUP, INC.


By: /s/ H.T. Bowling                                 /s/ Ronald A. Aramini
    -----------------------------                    ---------------------------
Name: H.T. "Skip" Bowling                            Name: RONALD A. ARAMINI
Title: Vice Chairman, Director

                                 ATTACHMENT ONE

            TRUST UNDER THE EXECUTIVE DEFERRED COMPENSATION AGREEMENT BETWEEN PEMCO AVIATION GROUP, INC. AND RONALD A. ARAMINI

     (a) This Agreement made this 3rd day of May, 2002 by and between Pemco Aviation Group, Inc. ("Company") and AmSouth Bank ("Trustee");

     (b) WHEREAS, Company has adopted and executed the Executive Deferred Compensation Agreement Between Pemco Aviation Group, Inc. and Ronald A. Aramini
("Deferred Compensation Agreement") as of the         day of May, 2002;
                                              -------

     (c) WHEREAS, Company has incurred or expects to incur liability under the terms of the Deferred Compensation Agreement with respect to the individual participating in the Deferred Compensation Agreement;

     (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Deferred Compensation Agreement participant and his beneficiary in such manner and at such times as specified in the Deferred Compensation Agreement;

     (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Deferred Compensation Agreement as an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974;

     (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Deferred Compensation Agreement;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1. Establishment Of Trust

     (a) Company shall deposit with Trustee in trust, at the time(s) required by the Deferred Compensation Agreement, such amounts as are required to be so deposited under the Deferred Compensation Agreement, which amounts shall become part of the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as

                                  Page A1 -- 1
amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Deferred Compensation Agreement participant and general creditors as herein set forth. The Deferred Compensation Agreement participant and his beneficiary shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Deferred Compensation Agreement and this Trust Agreement shall be mere unsecured contractual rights of the Deferred Compensation Agreement participant and his beneficiary against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Deferred Compensation Agreement participant or beneficiary shall have any right to compel such additional deposits.

     (f) Company shall be responsible for complying with all applicable federal, state and local laws applicable to the Agreement, including, but not limited to, all applicable ordinances and regulations. Company also shall be responsible for the filing of necessary returns, registrations, reports and other filings with all governmental agencies, for preparing and filing any required "top-hat" filing with the Department of Labor, and for complying with any applicable securities law registration requirements and filings.

     Section 2. Payments to Deferred Compensation Agreement Participant and His Beneficiary.

     (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Deferred Compensation Agreement participant (and his or her beneficiary), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Deferred Compensation Agreement), and the time of commencement of payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Deferred Compensation Agreement participant and his beneficiary in accordance with such Payment Schedule. The Company shall be responsible for withholding and transmitting to the appropriate taxing authorities all required or elected taxes and for furnishing to the Deferred Compensation Agreement participant and/or his beneficiary evidence of the payment of such taxes and the amounts thereof.

     (b) The entitlement of the Deferred Compensation Agreement participant or his or her beneficiary to benefits under the Deferred Compensation Agreement shall be determined by Company or such party as it shall designate under the Deferred Compensation Agreement, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Deferred Compensation Agreement.

     (c) Company may make payment of benefits directly to the Deferred Compensation Agreement participant or his beneficiary as they become due under the terms of the Deferred Compensation Agreement. Company shall notify Trustee of its decision to make payment of benefits

                                  Page A1 -- 2
directly prior to the time amounts are payable to the participant or his beneficiary. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Deferred Compensation Agreement, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

     (a) Trustee shall cease payment of benefits to the Deferred Compensation Agreement participant and his beneficiary if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency.

          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee.

          (3) Upon receiving notification of the Company's Insolvency, Trustee shall discontinue payments to the Deferred Compensation Agreement participant or his beneficiary and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Deferred Compensation Agreement participant or his beneficiary to pursue their rights as general creditors of Company with respect to benefits due under the Deferred Compensation Agreement or otherwise.

          (4) Trustee shall resume the payment of benefits to the Deferred Compensation Agreement participant or his beneficiary in accordance with Section 2 of this Trust Agreement only after Trustee has been notified in writing that the Company is no longer Insolvent.

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Deferred Compensation Agreement participant or his beneficiary under the terms of the Deferred Compensation Agreement for the period of such discontinuance, less the aggregate amount of any payments made to the Deferred Compensation Agreement participant or his beneficiary by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

          Section 4. Payments to Company.

                                  Page A1 -- 3

     Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Deferred Compensation Agreement participant and his beneficiary pursuant to the terms of the Deferred Compensation Agreement.

     Section 5. Investment Authority.

     Subject to the funding policy established by the Company and/or to direction by the Company, the Trustee is expressly granted the right to manage (including the power to acquire and dispose of), invest and reinvest Trust assets and may from time to time invest and reinvest any cash principal and any income received or held by it in such securities and other property, real or personal, it may deem advisable, whether or not productive of income.

     (a) The Trustee may invest in securities, including common and preferred stocks and bonds, other evidences of indebtedness, covered call options, and real property. Further, the Trustee shall not purchase stock or securities of the Trustee or its affiliates.

     (b) The Trustee may invest in certificates of deposit, in variable demand notes, and in demand or time deposits (including any such notes and deposits of AmSouth Bank bearing a reasonable rate of interest).

     (c) The Trustee may invest in shares of open-end management type investment companies as defined in the Investment Company Act of 1940 (i.e., mutual funds), and is specifically authorized to invest in the AmSouth Bank Mutual Funds for which the Trustee serves as investment advisor.

     (d) The Trustee may, pursuant to the terms of the Deferred Compensation Agreement, invest in and dispose of individual life insurance and annuity contracts issued on the life of the Deferred Compensation Agreement participant. The Trustee may, as general investments of the Trust, invest in and dispose of group annuity and group investment contracts.

     (e) The Trustee may invest in obligations issued or guaranteed by banks, insurance companies, or other corporations. Such obligations shall include, but not be limited to, guaranteed investment contracts and bank investment contracts.

     (f) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or a person designated by Trustee, and shall in no event be exercisable by or rest with the Deferred Compensation Agreement participant.

     Section 6. Disposition of Income.

     During the term of this Trust, all income received by the Trust shall be accumulated and reinvested. Company shall be responsible for the direct payment of expenses and taxes in accordance with the terms and provisions of the Deferred Compensation Agreement.

                                  Page A1 -- 4

     Section 7. Accounting by Trustee.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8. Responsibility of Trustee.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Deferred Compensation Agreement or this Trust and is given in writing by Company.

     (b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (d) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     (f) The Trustee shall have no responsibility to the Company or any other person or entity for any loss and/or tax consequence that may result from acting in accordance with the Deferred Compensation Agreement and shall be indemnified by the Company for any and all losses, expenses, penalties or taxes, including but not limited to, those arising from reliance on the Company's interpretations and clarifications of Deferred Compensation Agreement provisions and from failing to act in the absence of directions for matters not specifically undertaken hereunder. Without limiting the generality of the foregoing, said indemnity to Trustee shall include all costs and expenses of defending, investigating and pursuing any claim, demand, suit, litigation, administrative proceeding or investigation

                                  Page A1 -- 5
arising out of such action or failure to act, including without limitation reasonable attorney's fees. This Section 8(f) shall survive the termination or amendment of the Deferred Compensation Agreement and/or this Trust.

     Section 9. Compensation and Expenses of Trustee.

     Company shall pay all administrative expenses and Trustee's fees and expenses in accordance with the terms and provisions of the Deferred Compensation Agreement.

     Section 10. Resignation and Removal of Trustee.

     (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11. Appointment of Successor.

     If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     Section 12. Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment (or the adoption thereof) shall conflict with the terms of the Deferred Compensation Agreement or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which the Deferred Compensation Agreement participant and his beneficiary are no longer entitled to benefits pursuant to the terms of the Deferred Compensation Agreement.

                                  Page A1 -- 6

     (c) Upon written approval of the participant or beneficiary entitled to payment of benefits pursuant to the terms of the Deferred Compensation Agreement, Company may terminate this Trust prior to the time all benefit payments under the Deferred Compensation Agreement have been made. All assets in the Trust at termination shall be returned to Company.

     Section 13. Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to the Deferred Compensation Agreement participant and his beneficiary under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Delaware to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended or replaced from time to time.

     Section 14. Effective Date.

     The effective date of this Trust Agreement shall be the date first above written in this Trust Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement, each by a duly authorized officer thereof, as of the date first above written in this Trust Agreement.

PEMCO AVIATION GROUP, INC.                  AMSOUTH BANK


By:                                         By:
    -------------------------------             --------------------------------
Name:                                       Name:
      -----------------------------               ------------------------------
Title:                                      Title:
       ----------------------------               ------------------------------

                                  Page A1 -- 7

                                 ATTACHMENT TWO

$ ASSUMPTIONS

     Executive's Annual Salary Increase:                  10%

     Executive's Applicable Tax Rate For
     Lump Sum Trust Balance Distribution:                 40%

     Annual Investment Return On Trust Contributions:      8%

$ OBJECTIVE

     Based on the foregoing Assumptions and the following Table, the liquidation and distribution of the Trust Balance as of January 6, 2005 would produce, after payment of applicable taxes from such distributed Trust Balance, a lump sum sufficient to thereafter yield an annual investment return of at least $85,000.

           Monthly                                       Interest   Annual     Total
  Date     Monthly   Aggregate   Annual     Required     Income     Contr.     Contr.
--------   -------   ---------   --------   ----------   --------   --------   ----------
12/31/00   $1,075     $1,075     $ 12,900   $  160,000         --   $267,000   $  267,000
12/31/01   $1,238     $2,313     $ 27,756   $  350,000   $ 21,360   $295,140   $  583,500
12/31/02*  $1,353     $3,666     $ 43,992   $  550,000   $ 46,680   $287,820   $  918,000
12/31/03*  $1,538     $5,204     $ 62,448   $  780,000   $ 73,440   $308,560   $1,300,000
12/31/04*  $1,876     $7,074     $ 84,888   $1,060,000   $104,000   $296,000   $1,700,000
12/31/05*  $1,981     $9,001     $108,012   $1,350,150   $136,000   $324,240   $2,160,240

*Estimated

                                  Page A1 -- 1